Kyle L. Tingle CPA, LLC
PERSONAL FINANCIAL PLANNING,
BUSINESS SERVICES & TAX PLANNING

January 25, 2011

To Whom It May Concern:

The firm of Kyle L. Tingle, CPA, LLC consents to the inclusion of his report dated December 20, 2010 accompanying the audited financial statements of Delaine Corporation as of September 30, 2010, in the Registration Statement on Form S-1, with the U.S. Securities and Exchange Commission, and to our reference to the Firm under the caption "Experts" in the Prospectus.

Very truly yours,

Kyle L. Tingle, CPA, LLC

Kyle L. Tingle
Kyle L. Tingle, CPA, LLC

3145 E. Warm Springs Road • Suite 200 • Las Vegas, Nevada 89120 • PHONE: (702) 450-2200 • FAX: (702) 436-4218
E-MAIL: ktingle@kyletinglecpa.com